EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Fourth Quarter and Full Year 2019 Financial Results

Results for the Fourth Quarter of 2019

  Net loss attributable to the company of $39.7 million, or $(1.13) per diluted share including non-cash tax valuation allowance
  Adjusted net loss attributable to the company of $14.4 million, or $(0.41) per diluted share, excluding a non-cash tax valuation adjustment of $25 million which increased income tax expense during the quarter
  Adjusted EBITDA of $16.0 million
  Completion of Wood River Project 24 upgrade with better than expected outcomes
  December platform run rate at 94% utilization and lowest on record platform operating expense per gallon
  Repurchased approximately 0.5 million shares totaling $5.8 million during the quarter

Results for the Full Year of 2019

  Net loss attributable to the company of $166.9 million, or $(4.38) per diluted share
  Excluding the non-cash tax valuation allowance, net loss attributable to the company of $141.5 million, or $(3.71) per diluted share
  Adjusted EBITDA of $(35.1) million
  Repurchased approximately 5.4 million shares totaling $61.6 million

OMAHA, Neb., Feb. 10, 2020 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the fourth quarter of 2019. Net loss attributable to the company was $39.7 million, or $(1.13) per diluted share, for the fourth quarter of 2019 compared to net income of $53.5 million, or $1.13 per diluted share, for the same period in 2018. Revenues were $715.7 million for the fourth quarter of 2019 compared with $583.5 million for the same period last year.

Revenues attributable to the company were $2.4 billion for the year ended 2019, compared with $3.0 billion for the same period in 2018. Net loss attributable to the company for the year ended 2019, was $166.9 million, or $(4.38) per diluted share, compared with net income of $15.9 million, or $0.39 per diluted share, for the same period in 2018.

“As 2019 continued to be a very challenging year for the company, we have launched our Total Transformation Plan to become a leading sustainable high protein and novel feed ingredient producer, while returning to being a low cost, low carbon, closed loop and sustainable biofuels producer,” commented Todd Becker, president and chief executive officer. “This was made possible by the completion of our Portfolio Optimization Plan where we reduced our debt by almost $1 billion and sold approximately $780 million of assets. Our sustainable high protein feed project at Shenandoah is in the final stages of completion and will begin commissioning in February, with full production expected during March. We have increased our offtake quantities with our customers, further validating the economic impact of this project as we embark on a plan to roll out this technology across our platform.”

“Our Project 24 upgrade at Wood River has been transformational and it now operates as one of our best locations. This outcome has exceeded our expectations in terms of operating cost efficiencies and reduced energy consumption,” said Becker. “We remain on track to complete Project 24 upgrades at our next seven plants, with approximately one startup per month beginning in February and finishing by the end of the third quarter. In December, with Wood River complete and Madison running as expected, we achieved record monthly production, and the lowest platform operating cost per gallon in our history.”

“While fourth quarter margins became more challenging as industry production rates increased, we remained free cash flow positive for the period and achieved positive EBITDA overall,” Becker added. “This is why we remain focused on reducing operating costs through Project 24, building out our sustainable high protein feed production and transforming our platform to a highly efficient and focused biorefinery.”

“Last year we faced numerous industry headwinds, however we are encouraged by the Administration finalizing the Phase One trade deal, and we believe the agreement could provide an additional uplift once China begins purchasing biofuels and other agricultural commodities,” said Becker. “In addition, with E15 availability estimated at over 3,000 locations in 2020, this will be an additional positive impetus for demand going forward. We expect the recent 10th Circuit Court ruling on limiting small refinery exemptions to be meaningful to the industry if adhered to by the EPA.”

“Consistent with our previously discussed capital allocation priorities, we continue to support our Project 24 initiatives, protein ingredients platform as well as stock repurchases,” said Becker. “During 2019 we repurchased $61.6 million in shares, and continued to allocate capital to strategic repurchases during the first quarter by repurchasing $11.5 million in shares. In addition, the sale of our joint venture interest in the Jefferson terminal during December added financial strength to our balance sheet as well,” continued Becker. “This sets the company up for the future as we focus on producing sustainable high protein and novel feed ingredients while continuing to produce low carbon, closed loop and sustainable biofuels, as our energy use and water consumption continues to reduce through the implementation of Project 24.”

Full Year Highlights

  On June 21, 2019, the company issued $105.0 million of 4.00% convertible senior notes due in 2024 (the “4.00% notes”). The company used approximately $57.8 million of the net proceeds to repurchase the $56.8 million outstanding principal amount of the 3.25% convertible senior notes due October 1, 2019, including accrued and unpaid interest, in privately negotiated transactions concurrent with the offering. On July 19, 2019, the company closed on the issuance of an additional $10.0 million aggregate principal amount of the 4.00% notes to the initial purchasers. After this issuance, the total aggregate principal of the 4.00% notes was $115.0 million.

  On September 1, 2019, the company formed a joint venture with TGAM Agribusiness Fund Holdings-B LP and StepStone Atlantic Fund, L.P. to own and operate Green Plains Cattle Company LLC. As a part of the joint venture, these investment funds purchased 50% of the membership interests of Green Plains Cattle Company from Green Plains Inc. for approximately $77 million plus closing adjustments.

  On October 30, 2019, the company’s board of directors approved an additional $100.0 million authorization to repurchase shares, taking the previously authorized amount from $100.0 million to $200.0 million.

  During November 2019, the company completed the first Project 24 upgrade at the company’s Wood River, NE ethanol facility.

  On December 11, 2019, the company completed the sale of the 50% joint venture interest in JGP Energy Partners LLC to the company’s partner, Jefferson Energy Holdings LLC, a subsidiary of Fortress Transportation and Infrastructure Investors LLC for $29 million plus estimated working capital.

  During 2019, the company repurchased a total of 5,396,608 common shares totaling $61.6 million with approximately $118.6 million remaining available as of December 31, 2019, from the $200 million stock repurchase program.

Results of Operations

Green Plains produced 239.1 million gallons of ethanol during the fourth quarter of 2019, compared with 205.1 million gallons for the same period in 2018. The consolidated ethanol crush margin was $4.2 million, or $0.02 per gallon, for the fourth quarter of 2019, compared with $(16.8) million, or $(0.08) per gallon, for the same period in 2018. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil, plus intercompany storage, transportation and other fees, net of related expenses.

Consolidated revenues increased $132.2 million for the fourth quarter of 2019, compared with the same period in 2018, as a result of increased production levels.

Operating income decreased $117.9 million and adjusted EBITDA decreased $111.9 million for the fourth quarter of 2019 compared with the same period last year primarily due to the $150.4 million gain on the sale of assets during the fourth quarter of 2018. Interest expense decreased $20.4 million for the fourth quarter of 2019, compared with the same period in 2018, primarily due to the $13.2 million write-off of deferred debt issuance costs related to repayment of the $500 million senior secured term loan, during the fourth quarter of 2018, as well as lower interest expense in the fourth quarter of 2019 as a result of the reduction of debt. Income tax expense was $19.5 million for the fourth quarter of 2019 versus $14.5 million for the same period in 2018.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, distillers grains and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes food-grade corn oil operations and included vinegar production until the sale of Fleischmann’s Vinegar Company, Inc. during the fourth quarter of 2018 and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Var.	2019	2018	% Var.
Revenues:
Ethanol production	$494,532	$384,958	28.5%	$1,700,715	$2,120,661	(19.8)%
Agribusiness and energy services	227,381	184,556	23.2	735,500	768,956	(4.4)
Food and ingredients	-	18,843	*	1,451	121,121	(98.8)
Partnership	20,321	23,253	(12.6)	82,387	100,748	(18.2)
Intersegment eliminations	(26,557)	(28,102)	(5.5)	(102,815)	(127,554)	(19.4)
	$715,677	$583,508	22.7%	$2,417,238	$2,983,932	(19.0)%
Gross margin:
Ethanol production	$(7,201)	$(26,938)	(73.3)%	$(90,384)	$1,874	* %
Agribusiness and energy services	17,460	13,102	33.3	39,274	51,184	(23.3)
Food and ingredients	-	4,059	*	(75)	26,442	*
Partnership	20,321	23,253	(12.6)	82,387	100,748	(18.2)
Intersegment eliminations	631	(3,022)	*	1,089	(3,284)	*
	$31,211	$10,454	198.6%	$32,291	$176,964	(81.8)%
Depreciation and amortization:
Ethanol production	$16,749	$14,943	12.1%	$63,073	$80,227	(21.4)%
Agribusiness and energy services	580	547	6.0	2,222	2,470	(10.0)
Food and ingredients	-	765	*	-	7,553	*
Partnership	694	1,036	(33.0)	3,441	4,442	(22.5)
Corporate activities	1,140	797	43.0	3,391	3,566	(4.9)
	$19,163	$18,088	5.9%	$72,127	$98,258	(26.6)%
Operating income (loss):
Ethanol production	$(31,209)	$(51,119)	(38.9)%	$(178,575)	$(111,823)	59.7%
Agribusiness and energy services	13,593	6,995	94.3	22,777	29,076	(21.7)
Food and ingredients	-	1,927	*	(76)	14,354	(100.5)
Partnership	12,606	16,556	(23.9)	50,635	64,770	(21.8)
Intersegment eliminations	655	(2,997)	*	1,188	(3,110)	*
Corporate activities	(10,567)	131,566	*	(38,519)	96,687	*
	$(14,922)	$102,928	* %	$(142,570)	$89,954	* %
Adjusted EBITDA:
Ethanol production	$(13,467)	$(36,365)	(63.0)%	$(114,494)	$(31,623)	* %
Agribusiness and energy services	14,364	7,548	90.3	25,050	31,583	(20.7)
Food and ingredients	-	2,693	*	(76)	21,908	(100.3)
Partnership	13,471	17,725	(24.0)	54,853	69,399	(21.0)
Intersegment eliminations	655	(2,997)	*	1,188	(3,110)	*
Corporate activities	(2,133)	133,131	*	(24,339)	102,598	*
EBITDA	12,890	121,735	(89.4)	(57,818)	190,755	*
EBITDA adjustments related to discontinued operations	-	5,920	*	17,703	33,897	(47.8)
Proportional share of EBITDA adjustments of equity method investees	3,147	298	956.0	4,974	1,128	341.0
Adjusted EBITDA	$16,037	$127,953	(87.5)%	$(35,141)	$225,780	* %

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Var.	2019	2018	% Var.
Ethanol production
Ethanol sold (gallons)	239,087	205,115	16.6%	856,623	1,086,633	(21.2)%
Distillers grains sold (equivalent dried tons)	633	536	18.1	2,234	2,815	(20.6)
Corn oil sold (pounds)	63,441	53,305	19.0	212,071	276,299	(23.2)
Corn consumed (bushels)	83,444	70,689	18.0	298,178	377,084	(20.9)

Agribusiness and energy services
Domestic ethanol sold (gallons)	290,543	194,037	49.7	940,728	1,107,105	(15.0)
Export ethanol sold (gallons)	96,933	91,820	5.6	314,473	254,115	23.8
	387,476	285,857	35.5	1,255,201	1,361,220	(7.8)

Partnership
Storage and throughput (gallons)	240,092	208,063	15.4%	859,796	1,134,733	(24.2)%

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018
			($ per gallon produced)

Ethanol production operating loss	$(31,209)	$(51,119)	$(0.13)	$(0.25)
Depreciation and amortization	16,749	14,943	0.07	0.07
Total ethanol production	(14,460)	(36,176)	(0.06)	(0.18)

Intercompany fees, net:
Storage and logistics (partnership)	12,560	14,395	0.05	0.08
Marketing and agribusiness fees (agribusiness and energy services)	6,085	4,969	0.03	0.02
Consolidated crush margin	$4,185	$(16,812)	$0.02	$(0.08)

Liquidity and Capital Resources
On December 31, 2019, Green Plains had $269.9 million in total cash, cash equivalents and restricted cash, and $289.7 million available under committed revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding at December 31, 2019, was $564.4 million, including $187.8 million outstanding under working capital revolvers and other short-term borrowing arrangements for the agribusiness and energy services, and food and ingredients segments and $132.1 million of debt related to Green Plains Partners.

Conference Call Information
On February 11, 2020, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss fourth quarter 2019 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 6099835. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the amortization of right-of-use assets. Adjusted EBITDA includes adjustments related to operational results of Green Plains Cattle prior to its disposition which are recorded as discontinued operations and our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations that include corn processing, grain handling and storage and commodity marketing and logistics services. The company is one of the leading corn processors in the world and, through its adjacent businesses, is focused on the production of sustainable biofuels and sustainable high-protein and novel feed ingredients. Green Plains owns a 50% interest in Green Plains Cattle Company LLC and owns a 49.0% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated savings from Project 24 and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31,
	2019	2018
ASSETS	(unaudited)

Current assets
Cash and cash equivalents	$245,977	$251,681
Restricted cash	23,919	31,603
Accounts receivable, net	107,183	88,501
Income tax receivable	6,216	12,418
Inventories	252,992	302,600
Other current assets	31,626	40,440
Current assets of discontinued operations	-	479,399
Total current assets	667,913	1,206,642
Property and equipment, net	827,271	815,235
Operating lease right-of-use assets	52,476	-
Investment in equity method investees	68,998	29,714
Other assets	81,560	91,781
Noncurrent assets of discontinued operations	-	73,060
Total assets	$1,698,218	$2,216,432

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$156,693	$135,829
Accrued and other liabilities	39,384	52,563
Derivative financial instruments	8,721	7,852
Current operating lease liabilities	16,626	-
Short-term notes payable and other borrowings	187,812	163,751
Current maturities of long-term debt	132,555	54,769
Current liabilities of discontinued operations	-	418,936
Total current liabilities	541,791	833,700
Long-term debt	243,990	298,110
Deferred income taxes	-	10,123
Long-term operating lease liabilities	38,314	-
Other liabilities	8,837	11,428
Noncurrent liabilities of discontinued operations	-	82
Total liabilities	832,932	1,153,443

Stockholders' equity
Total Green Plains stockholders' equity	751,905	946,819
Noncontrolling interests	113,381	116,170
Total liabilities and stockholders' equity	$1,698,218	$2,216,432

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Var.	2019	2018	% Var.
Revenues
Product	$714,136	$581,573	22.8%	$2,410,382	$2,977,451	(19.0)%
Services	1,541	1,935	(20.4)	6,856	6,481	5.8
Total revenues	715,677	583,508	22.7	2,417,238	2,983,932	(19.0)
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	684,466	573,054	19.4	2,384,947	2,806,968	(15.0)
Operations and maintenance	6,343	7,280	(12.9)	25,657	30,844	(16.8)
Selling, general and administrative	20,627	32,509	(36.5)	77,077	108,259	(28.8)
Gain on sale of assets, net	-	(150,351)	*	-	(150,351)	*
Depreciation and amortization	19,163	18,088	5.9	72,127	98,258	(26.6)
Total costs and expenses	730,599	480,580	52.0	2,559,808	2,893,978	(11.5)
Operating income (loss) from continuing operations	(14,922)	102,928	*	(142,570)	89,954	*
Other income (expense)
Interest income	1,520	908	67.4	4,333	2,961	46.3
Interest expense	(8,672)	(29,118)	(70.2)	(40,200)	(87,449)	(54.0)
Other, net	4,866	(82)	*	5,495	178	*
Total other expense	(2,286)	(28,292)	(91.9)	(30,372)	(84,310)	(64.0)
Income (loss) from continuing operations before income taxes and income (loss) from equity method investees	(17,208)	74,636	*	(172,942)	5,644	*
Income tax benefit (expense)	(19,514)	(14,457)	35.0	21,316	20,147	5.8
Income (loss) from equity method investees, net of income taxes	2,263	(107)	*	2,797	(596)	*
Net income (loss) from continuing operations including noncontrolling interest	(34,459)	60,072	*	(148,829)	25,195	*
Net income (loss) from discontinued operations, net of income taxes	-	(215)	*	829	11,539	(92.8)
Net income (loss)	(34,459)	59,857	*	(148,000)	36,734	*
Net income attributable to noncontrolling interests	5,290	6,354	(16.7)	18,860	20,811	(9.4)
Net income (loss) attributable to Green Plains	$(39,749)	$53,503	* %	$(166,860)	$15,923	* %

Earnings (loss) per share - basic:
Net income (loss) from continuing operations	$(1.13)	$1.33		$(4.40)	$0.11
Net income (loss) from discontinued operations	-	(0.01)		0.02	0.28
Net income (loss) attributable to Green Plains	$(1.13)	$1.32		$(4.38)	$0.39

Earnings (loss) per share - diluted:
Net income (loss) from continuing operations	$(1.13)	$1.13		$(4.40)	$0.11
Net income (loss) from discontinued operations	-	-		0.02	0.28
Net income (loss) attributable to Green Plains	$(1.13)	$1.13		$(4.38)	$0.39

Weighted average shares outstanding:
Basic	35,202	40,383		38,111	40,320
Diluted	35,202	50,607		38,111	41,254

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Loss from continuing operations including noncontrolling interest	$(148,829)	$25,195
Income from discontinued operations, net of income taxes	829	11,539
Net income (loss)	(148,000)	36,734
Noncash operating adjustments:
Depreciation and amortization	72,127	98,258
Deferred income taxes	(17,252)	(24,484)
Gain on disposal of assets	(3,680)	(150,351)
Other	27,259	26,867
Net change in working capital	42,545	42,506
Net cash provided by (used in) operating activities - continuing operations	(27,001)	29,530
Net cash provided by operating activities - discontinued operations	17,469	9,437
Net cash provided by (used in) operating activities	(9,532)	38,967

Cash flows from investing activities:
Purchases of property and equipment, net	(75,481)	(40,529)
Proceeds from the sale of assets, net	3,469	671,650
Proceeds from sale of discontinued operations, net of cash divested	76,884	-
Disposition of equity method investee	29,721	-
Other investing activities	220	(11,891)
Net cash provided by investing activities - continuing operations	34,813	619,230
Net cash used in investing activities - discontinued operations	(4,169)	(111,765)
Net cash provided investing activities	30,644	507,465

Cash flows from financing activities:
Net proceeds (payments) - long-term debt	112,008	(493,289)
Net payments - short-term borrowings	(38,306)	(98,845)
Payment for repurchase of common stock	(61,646)	(2,978)
Other	(31,003)	(48,492)
Net cash used in financing activities - continuing operations	(18,947)	(643,604)
Net cash provided by (used in) financing activities - discontinued operations	(50,464)	103,007
Net cash used in financing activities	(69,411)	(540,597)

Net change in cash, cash equivalents and restricted cash	(48,299)	5,835
Cash, cash equivalents and restricted cash, beginning of period	283,284	289,667
Discontinued operations cash activity included above:
Add: Cash balance included in current assets of discontinued operations at beginning of period	34,911	22,693
Less: Cash balance included in current assets of discontinued operations at end of period	-	(34,911)
Cash, cash equivalents and restricted cash, end of period	$269,896	$283,284

Continued on following page

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

Continued from previous page
	Twelve Months Ended December 31,
	2019	2018

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$245,977	$251,683
Restricted cash	23,919	66,512
Discontinued operations cash activity included above:
Less: Cash balance included in current assets of discontinued operations at end of period	-	(34,911)
Total cash, cash equivalents and restricted cash	$269,896	$283,284

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss) from continuing operations including noncontrolling interest	$(34,459)	$60,072	$(148,829)	$25,195
Interest expense	8,672	29,118	40,200	87,449
Income tax expense (benefit)	19,514	14,457	(21,316)	(20,147)
Depreciation and amortization (1)	19,163	18,088	72,127	98,258
EBITDA	12,890	121,735	(57,818)	190,755
EBITDA adjustments related to discontinued operations	-	5,920	17,703	33,897
Proportional share of EBITDA adjustments of equity method investees	3,147	298	4,974	1,128
Adjusted EBITDA	$16,037	$127,953	$(35,141)	$225,780

(1)  Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Phil Boggs | Senior Vice President - Investor Relations and Treasurer | 402.884.8700 | phil.boggs@gpreinc.com
Media: Leighton Eusebio | Manager - Public Relations | 402.952.4971 | leighton.eusebio@gpreinc.com